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                                                                    Exhibit 10.1
                      INCENTIVE STOCK OPTION PLAN OF 1986
                      -----------------------------------


ARTICLE I.  Purposes
--------------------

     This Incentive Stock Option Plan of 1986 is designed to enable Millitech Corporation and its Affiliates to continue to be able, by granting options to purchase stock in the Corporation to employees of the Corporation and its Affiliates, to attract and retain persons of ability as key employees (including officers and directors who are employees) and to motivate such employees to exert their best efforts on behalf of the Corporation and its Affiliates.


ARTICLE II.  Definitions
------------------------

     "Plan" means the Millitech Corporation Incentive Stock Option Plan of 1986.

     "Corporation" means Millitech Corporation, a Massachusetts corporation.

     "Affiliate" means any corporation which owns fifty percent (50%) of the voting power of the Corporation or any other corporation (other than the Corporation) in an unbroken chain of beginning with the Corporation if each of the corporations other than the last if such chain owns stock possessing at least fifty percent (50%) of the voting power in one of the other corporations in such chain.

     "Board" means the Board of Directors of the Corporation.

     "Eligible Employee" means any person employed by the Corporation or any of its Affiliates who satisfies all of the requirements of Article IV.

     "Committee" means the Employee's Stock Option Committee established to administer the Plan as provided in Article III.

     "Stock" means shares of common stock of the Corporation ($.01 par value) and such other stock as shall be substituted therefor as provided in Section F of Article VIII hereof.

     "Agreement" means the incentive stock option agreement executed between the Corporation and a Grantee as provided in Article VIII.

     "Fair Market Value" means the amount a ready buyer would pay a willing seller for Stock at a given time and is to be determined by the Board from time to time on the basis of: (1) recent sales of Stock, if any, and (2) such facts and opinions as the Board shall deem relevant.

     "Grantee" means an "Eligible Emloyee" to whom an option has been granted.
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     "Disability" shall mean "Permanent and Total Disability" as defined in
Section 105(d)(4) of the Internal Revenue Code, as amended.

     "Option Period" means the maximum period of time within which a stock option may be exercised.

     "Date of Grant" means the date on which the granting of an option is authorized by the Board or such later date as may be specified by the Board in such authorization.

     "Ten Percent Shareholder-Employee" means an Eligible Employee who owns immediately before the option is granted, more than ten percent (10%) of the combined voting power, of the Corporation or its Affiliates.


ARTICLE III.  Administration
----------------------------

     The Committee shall administer the Plan and shall consist of the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed acts of the Committee. The Committee is authorized to adopt such rules and regulations as are not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper.


ARTICLE IV.  Eligibility
------------------------

     Key employees of the Corporation or any of its Affiliates (including officers or directors who are employees) who in the opinion of the Committee are important to the operation and financial success of the business of the Corporation or of any of its affiliates shall be eligible to be granted options to purchase Stock under the Plan. Subject to the provisions of the Plan, the Board, upon the recommendation of the Committee, shall, from time to time, select from such Eligible Employees those to whom options shall be granted and determine the number of shares to be subject to each option.


ARTICLE V.  Stock
-----------------

     Options may be granted pursuant to the Plan to purchase a total of 200,000 shares of Stock (subject to adjustment as provided in Section F of Article VIII) subject to such options may be authorized and unissued Stock or Stock held in the treasury of the Corporation. If an option expires or terminates without being exercised, the remaining shares of Stock covered thereby shall remain available for the grant of additional options under the Plan.

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ARTICLE VI.  Duration
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     Options may be granted as provided in this Plan at such time or times as may be determined by the Board upon recommendation of the Committee but any such grants must be within ten (10) years from the date this Plan is approved by the shareholders of the Corporation or adopted by the Board, whichever-first occurs. Any options outstanding at the expiration of such ten (10) year period may be exercised within the periods prescribed in Article VIII.


ARTICLE VII
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     A.  The maximum value of Stock for which any Eligible Employee may be granted options in any calendar year under the Plan shall not exceed
$100,000.00.

     B. If $100,000 exceeds the aggregate fair market value (determined as of the Date of Grant) of the Stock for which an Eligible Employee was granted options in any calendar year after 1980 (under all incentive stock option plans of the Corporation or its Affiliates) one-half (i) of such excess shall be unused limit carryover to each of the three (3) succeeding calendar years. The amount of the unused limit carryover for any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of the carryover which was used in prior calendar years. For purposes of calculating the amount of any unused limit carryover set forth above, the amount of options granted during any calendar year shall be treated as first using up the $100,000 limitation for the calendar year in which the option was granted and then shall be treated as using up any unused limit carryovers to such year in order of the calendar years in which the carryover arose.


ARTICLE VIII.  Stock Option Agreement
-------------------------------------

     Each option granted under the plan shall be evidenced by an incentive stock option agreement between the Corporation and the Grantee of the option containing provisions determined by the Committee and approved by the Board, but shall be subject to the following terms and conditions.

     A.  Option Price
         ------------

          The option price of each option shall be not less than the Fair Market Value of the Stock on the Date of Grant of such option, except that the option price of each option granted to a Ten Percent Shareholder-Employee shill be not less than 110% of the Fair Market Value of the Stock on the Date of Grant of such option.

     B.  Option Period
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          Options granted pursuant to the Plan are not exercisable until they become vested. Vested options are exercisable within such period or periods subject to the vesting schedule

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below), not to exceed ten (10) years from its Date of Grant, as shall be set forth in the incentive stock option agreement ("Option Period"). Twenty percent (20%) of the total number of shares granted in an option shall become vested in each year on the anniversary date of the Date of Grant, beginning on the first anniversary of the Date of Grant. As long as a Grantee remains an employee of the Corporation, forty percent (40%), sixty percent (60%), eighty percent (80%) and one hundred percent (100%) of the total number of shares granted in an option become vested and exercisable on the second, third, fourth and fifth anniversaries, respectively, of the Date of Grant. Notwithstanding the foregoing, however, any option granted to a Ten Percent Shareholder-Employee shall not be exercisable more than five (5) years from the Date of Grant.

     C.  Limitations on Exercise
         -----------------------

          (1) The option shall cease to vest and all rights to exercise the option shall terminate on the date that the Grantee for any reason shall cease to be an employee of the Corporation or of any of its Affiliates ("Termination Date"), except as provided in the following subparagraphs:

          (a) If the Grantee ceases to be employed by the Corporation or any of its Affiliates for any reason other than death, Disability, voluntary Resignation or discharge for cause, that percentage of the option that is vested on the Termination Date may be exercised by the Grantee within three (3) months after such cessation of employment and within the Option Period.

          (b) If the Grantee shall die within the Option Period while employed by the Corporation or any of its Affiliates, or within the Option Period and within three (3) months after the Grantee ceases to be employed by the Corporation or any of its Affiliates for any reason other than discharge for cause or voluntary resignation, that percentage of the option that is vested on the Termination Date may be exercised within the option Period but not later then one (1) year after the date of the Grantee's death by his legal representative or representatives or by the person or persons entitled to do so under his last will and testament, or, if the Grantee shall fail to make testamentary disposition of such action or shall die intestate, by the person or persons entitled to receive said option under the applicable intestacy laws.

          (c) If the Grantee shall cease to be employed by the Corporation or any of its Affiliates by reason of his Disability, that percentage of the option that is vested on the Termination Date may be exercised by the Grantee within the Option Period but not later than one (1) year after the date he ceases to be employed by the Corporation.

          (d) An option may not be exercised as provided in subparagraphs (a),
(b) and (c) above for more shares (subject to adjustment as provided in Section F of this Article VIII) after the Termination Date than the Grantee was entitled to purchase before the Termination Date.

          (2) No option under the Plan shall be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code or any amendments

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thereto) any incentive stock option previously granted to the Grantee to purchase Stock in the Corporation or any of its Affiliates or any corporation which is a predecessor corporation of the Corporation or any Affiliate.

          (3) The Committee shall require each Grantee to enter into an Employee Stock Purchase Agreement with the Corporation with respect to the Stock purchased by the Grantee pursuant to any option granted hereunder at the time of the exercise of such option.

     D.  Payment
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     The option price of Stock purchased upon any exercise of an option granted hereunder shall be paid in full either in cash or by surrendering stock of the Corporation owned by the Grantee equal in value to the exercise price upon exercise of the option. The proceeds of a cash sale of Stock subject to the options are to be added to the general funds of the Corporation and used for its corporate purposes.

     E.   Non-Transferabililty
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     Options shall not be transferable by the Grantee except by will or by laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by him.

     F.  Adjustment
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     In the event a dividend is declared upon the Stock payable in Stock, then the shares of Stock then subject to each option (and the number of shares reserved for issuance pursuant thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the outstanding Stock shall be changed into or exchanged for a different number or class of shares of stock of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each such share of Stock then subject to each option (and for each share reserved for issuance pursuant thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to such option.


ARTICLE IX.  Amendment and Discontinuance
-----------------------------------------

     The Board may at any time terminate this Plan or make such changes in it and additions to it as the Board shall deem advisable; provided, however, that except as provided in Section F of Article VIII hereof, the Board may not without further approval by the holders of a majority of the shares of Stock of the Corporation then outstanding and entitled to vote, increase the maximum number of shares as to which options may be granted under this Plan or reduce the minimum option price or extend the period during which options may be granted or exercised or change the class of employees eligible to receive options under this Plan. No termination or

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amendment of this Plan may, without the written consent of the holder of an option then existing, terminate this option or materially and adversely affect his rights under the option.


ARTICLE X.  Stock Ownership
---------------------------

     A Grantee shall be entitled to the privilege of stock ownership only as to such shares of Stock as are issued and delivered to him upon exercise of his option.


ARTICLE XI.  Requirements of Law
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     The granting of options and issuance of shares of Stock upon the exercise of an option shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares.


ARTICLE XII.  Effective Date
----------------------------

     This Plan shall become effective on February 21, 1986 provided that it shall have been approved by the stockholders within twelve (12) months.

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